UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 3, 2013

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2013, Mr. Richard J. Spies formally notified BPZ Resources, Inc. (the “Company”) that he would resign from his position as Chief Operating Officer, effective October 31, 2013, to pursue other opportunities. There were no disagreements with the Company that led to Mr. Spies’ resignation. In conjunction with his resignation as Chief Operating Officer, at the Company’s request, Mr. Spies has agreed to serve on the Board of Directors of the Company.

Effective September 3, 2013, the Board of Directors of the Company elected Mr. Spies to serve as a Class II director on the Company’s Board of Directors. Mr. Spies was appointed to serve as a Class II director effective immediately.

Mr. Spies served as the Chief Operating Officer of the Company from 2010 till 2013. Mr. Spies was President of BP Russia from 2005 until he retired from BP in 2009. From 1997 until 2005, he served as Chief Executive Officer of Pan American Energy, an Amoco (and subsequently BP) joint venture, which held business interests in upstream oil and gas, as well as power generation in Argentina and Bolivia. From 1995 to 1997, he was Vice President and Business Unit Leader for Amoco’s Midcontinent E&P business in Denver. From 1992 to 1995, he was President of Amoco Argentina. From 1990 to 1992, he was Vice President of Amoco Argentina. From 1975 to 1990, Mr. Spies held various technical, supervisory, and managerial positions including work in the Gulf of Mexico. Mr. Spies currently serves as a non-executive director of Pan American Energy, a BP joint venture.

Effective November 1, 2013, Mr. Spies will be entitled to the standard Board and committee retainers and meeting fees for non-employee directors, plus expenses related to attendance of Board meetings. In addition, Mr. Spies will be eligible to receive stock-based awards under the Company’s Director Compensation Incentive Plan, as such compensation arrangements are established by us from time to time for non-employee directors. The specific amounts and terms of these fees and awards, as most recently approved by the Board, are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on April 11, 2013.

Mr. Spies is not a party to any arrangement or understanding with any person pursuant to which he was selected as a director, nor is he a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

In connection with the resignation of Mr. Spies and his election to the Board of Directors, the Company issued a press release on September 9, 2013, which is being furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated September 9, 2013, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: September 9, 2013	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated September 9, 2013, and furnished with this report.

4